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EXHIBIT 10.4

                        ASSIGNMENT OF LEASE

THIS AGREEMENT made the 11th day of January, 2001.


BETWEEN:

          APPLIED DIESEL TECHNOLOGY, INC., a corporation existing under the laws of the Commonwealth of Pennsylvania
          (hereinafter referred to as "ADT")

                              - and -

          ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC., a corporation existing under the laws of the State of Florida
          (hereinafter referred to as "ESWW")


     WHEREAS by a lease dated December 4, 1998 and subsequently renewed and amended by Lease Amending Agreement dated May 10, 2000 (the "Lease"), H.W. Kuhn, Inc., as original landlord, leased to Champagne Imports, as original tenant and to ADT as co-lessee the premises located at 132 Penn Avenue, Telford, Pennsylvania (the "Premises") for a term to be completed on September 30, 2000 and then to continue on a month-to-month basis;

     AND WHEREAS subsequent to the Lease Amending Agreement dated May 10, 2000 Champagne Imports has been released from the Lease and ADT is the sole tenant of the Premises pursuant to the Lease;

     AND WHEREAS H.W. Kuhn Inc. sold the Premises to Mr. Brian
Keeler, the current landlord under the Lease;

     AND WHEREAS ADT has agreed to assign the Lease to ESWW;

NOW THEREFORE, the parties hereto agree as follows:

1. Assignment. In consideration of the purchase by ESWW of substantially all of the assets of ADT, as set out in a Letter of Intent dated the date hereof, ADT hereby assigns to ESWW ADT's interest in the Premises together with the unexpired residue of the term of the Lease and all benefits to be derived from it. To have and to hold unto ESWW, subject to the payment of the rent and the observance and performance of the covenants, provisos, and conditions on the part of the tenant contained in the Lease, as amended. ESWW assumes the obligations under the Lease owing to the landlord.

2. Representations and Warranties of ADT. ADT represents and warrants to ESWW, and acknowledges that ESWW is relying on same, as follows:




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(a)  the recitals contained herein are true and correct;

(b)  the Lease is a valid and subsisting lease;

(c)  the rent reserved thereby has been duly paid to the date hereof;

(d) the covenants, provisos and conditions thereof on the part of ADT have been duly observed and performed up to the date hereof;

(e)  the rent for the premises is currently $5,000.00 per month; and

(f)  no consent or approval is required to effect this Assignment.

3. Indemnifications. ADT covenants with ESWW to indemnify and save harmless ESWW from all actions, suits, costs, losses, damages and expenses in respect of any non-performance, non-payment or non-observance of the covenants, provisos and conditions contained in the Lease up to the day hereof. ESWW covenants with ADT to indemnify and save harmless ADT from all actions, suits, costs, losses, damages and expenses in respect of any non-performance, non-payment or non-observance of the covenants, provisos and conditions contained in the Lease after the day hereof.

4. General. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns and shall be governed by the law of the Commonwealth of Pennsylvania.


     DATED as of the date first written above.


                              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.


                              Per: /s/ Bengt Odner
                                   Duly Authorized Officer



                              APPLIED DIESEL TECHNOLOGY, INC.


                              Per: /s/ Robert Marino
                                   Duly Authorized Officer